EXHIBIT 10.145

                                TEAMING AGREEMENT

         This Teaming Agreement ("Agreement"), is made and entered into the last date of the signatures below ("Effective Date"), by and between HiEnergy Technologies, Inc., a Delaware corporation, with offices at 1601-B Alton Parkway, Irvin, California 92606, on behalf of itself and its subsidiaries and respective successors (collectively, "HIET") and Williams-Sterling, Inc. with offices at 21153 Gibson's Lane, Lignum, Virginia 22726-1956 ("WSI"), on behalf of itself and respective successors. HIET and WSI are sometimes each referred to in this Agreement as a "Party" and, collectively, as the "Parties".

         WHEREAS, the Parties have previously executed a Non-disclosure Agreement ("NDA"); and

         WHEREAS, the Parties have discussed the possibility of teaming together on government solicitations.

         NOW THEREFORE, in consideration of these premises, the mutual covenants and undertakings contained in this Agreement, and other good and valuable consideration, the Parties agree as follows:

1.    ACTIVITIES

     (a) The Parties intend to work together to identify opportunities where, by combining their complementary talents, experience and capabilities, they may be better able to provide government customers with a superior solution on government procurements.

     (b) Upon identifying an opportunity, the Parties will make a determination whether to submit a proposal to the Customer for the project, with WSI as the prime contractor for the project and HIET as a proposed subcontractor to WSI responsible for the scope of work associated with the project to be determined on a project by project basis.

     (c) If the Parties determine to team together on a specific opportunity:

         (1) The Parties will amend this Agreement to describe the specific project and to outline HIET scope of work and pricing.

         (2) Each Party shall provide the other with all reasonable assistance in the development and preparation of any proposal(s) that may be required, including any best and final offer(s). The ultimate responsibility for the content of any integrated proposal(s) presented to the Customer will rest with WSI. WSI will include appropriate credit in its proposal(s) relative to the areas of contribution furnished by HIET.

         (3) Both Parties will use best efforts to make available their respective management and technical personnel as may be appropriate during the conduct of any discussions and negotiations with the Customer concerning the award of a prime contract for the project to WSI.

         (4) Each Party shall authorize the other Party to use any information, data or drawings, solely for the express purpose of developing and presenting the project proposal and obtaining a prime contract award to WSI for the project.

         (5) In the event WSI is awarded a prime contract for the project and this Agreement has not been previously terminated pursuant to the applicable provisions hereof, HIET will enter into good faith negotiations with WSI to draft a mutually agreeable subcontract for the work, subject to any necessary approvals by the customer and the negotiation of mutually acceptable terms and conditions. Such subcontract shall be based on HIET standard terms and conditions for the services offered. HIET represents that it will be solely providing "Commercial Items," as that term is defined in FAR Part 2.101 and used in FAR Part 12.

2.    ALLOCATION OF COSTS

      Each Party will bear the cost of its own efforts in the preparation and support of its portion of any proposal requirements or other responsibilities unless otherwise set forth in this Agreement.

3.    INDEPENDENT CONTRACTORS

      This Agreement is not intended to constitute, create, give effect or otherwise recognize a joint venture, partnership, principal-agent or formal business organization of any kind, and the rights and obligations of the Parties shall be only those expressly set forth herein. At all times HIET and WSI shall remain independent contractors, each responsible for its own employees. Neither Party assumes responsibility to the other for costs, expenses, risks and liabilities arising out of the efforts of the other Party under this Agreement.

4.    NON-EXCLUSIVE ARRANGEMENT

      Nothing contained in this Agreement shall be deemed to restrict either Party from quoting, offering to sell or selling to others any items or services that it may regularly offer for sale or license, including offering a proposal in response to a solicitation that a Party identifies as a potential opportunity for the Parties to bid together. Any proposals the Parties make to government agencies pursuant to this Agreement shall be made on a non-exclusive basis unless the Parties otherwise agree in writing.

5.    PROPRIETARY INFORMATION

      Proprietary information shall be governed by the terms and conditions of the NDA previously executed by the Parties, which terms and conditions are specifically incorporated herein by reference.

6.    LIABILITY

      Each Party will be solely responsible for liability arising out of its own acts or omissions occurring during the performance of its work under this Agreement. The performing Party further agrees to indemnify, hold harmless and defend the other from all costs of any nature whatsoever arising out of any third party claim or action against the other Party resulting from the acts or omissions of the performing Party. This provision shall not be construed to mean that the Parties are precluded from resolving a claim against each other.

      In the event of an alleged breach of this Agreement, or any claim whether in tort (including negligence and strict liability), contract, equity or otherwise, arising out of or in connection with this Agreement, or the acts or omissions of either Party, its agents, representatives or employees in the performance of this Agreement, the Parties agree that the sole remedy available shall be the recovery of direct costs and applicable overhead reasonably expended in performance of this Agreement. In no event shall either Party be liable to the other Party for any special, indirect, incidental, punitive or consequential damages, including but not limited to lost profits or revenue, or lost business opportunities, even if advised of the possibility of such damages.

7.    TERMINATION

      This Agreement shall terminate upon the lapse of twelve months (12) following the Effective Date, unless such term is extended by mutual agreement. The Parties may terminate this Agreement earlier by mutual written consent.

8.    PUBLICITY

      Any news release (including communication of any sort with the press whether direct or indirect, written or oral), public announcement or advertisement to be released in connection with this Agreement and the subject matter hereunder shall have the written concurrence of both Parties prior to release.

9.    EFFECTIVE DATE

      This Agreement shall be effective, and the term of this Agreement shall commence, as of the Effective Date specified in the first paragraph above.

10.   NOTICES

      All notices required or permitted to be given hereunder shall be in writing and be deemed effective (a) upon personal delivery, (b) on the calendar day following the date of confirmed transmission of telex, telegram, or electronic mail, or (c) upon receipt if sent by registered, certified or express mail to the Parties addressed as follows:

      If to HIET:

      HiEnergy Technologies, Inc.
      1601-B, Alton Parkway
       Irvin, CA 92606
      Attn:  Bogdan Maglich
      [Insert email address]

      If to WSI:
      Williams-Sterling, Inc.
      21153 Gibson's Lane
      Lignum, Virginia 22726
      Attn: James H. Williams
      williamsjh@msn.com
      ------------------

      Either Party may change the address or addressee set forth above at any time or times, by written notice to the other Party in accordance with this provision.

11.   GOVERNING LAW; DISPUTES

      This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its choice of law provisions. HIET and WSI agree to attempt to settle any dispute or controversy arising between them under this Agreement, through consultation and negotiation in good faith and a spirit of mutual cooperation. If such attempts fail, however, then the dispute will be mediated by a mutually acceptable mediator to be chosen by WSI and HIET within thirty (30) days after written notice by either Party demanding such mediation. Neither Party shall unreasonably withhold or condition its consent to the selection of a mediator. WSI and HIET will share the costs of the mediation equally.

      Any dispute that cannot be resolved through such negotiation or mediation within six (6) months of the date of the initial demand by either Party shall then be finally resolved by the courts. The Parties' use of alternative dispute resolution procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either Party. Further, nothing in this provision will prevent either Party from resorting to judicial proceedings at any time, if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury to one Party or to others.

12.   ENTIRE AGREEMENT

      This Agreement, including exhibits hereto and other documents incorporated herein by reference, contains the entire agreement between HIET and WSI concerning the subject matter hereof, and supersedes any prior or contemporaneous agreements, understandings or communications concerning the subject matter hereof. No modification or amendment of this Agreement will be effective unless it is in writing and signed by the authorized representatives of each Party.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed, in duplicate originals, by their duly authorized representatives, on the date(s) set forth below.


      HIENERGY TECHNOLOGIES                      WILLIAMS-STERLING, INC.

      By: /s/ Bogdan C. Maglich                  By: /s/ James H. Williams
         --------------------------                 ----------------------------

      Name: Dr. Bogdan C. Maglich                Name: James H. Williams
      Title: Chief Executive Officer             Title: Chairman
      Date: January 30, 2006                     Date: January 23, 2006